INTERIM INVESTMENT SUB-ADVISORY AGREEMENT
                                NATIONS RESERVES


         THIS AGREEMENT is made as of April 30, 2000, by and between BANC OF AMERICA ADVISORS, INC. (formerly NationsBanc Advisors, Inc.), a North Carolina corporation (the "Adviser"), CHICAGO EQUITY PARTNERS, LLC, a Delaware corporation (the "Sub-Adviser"), and NATIONS RESERVES (formerly Nations Institutional Reserves), a Massachusetts business trust (the "Trust"), on behalf of those series of the Trust now or hereafter identified on Schedule I (each a "Fund" and collectively, the "Funds").

         WHEREAS, the Trust is registered with the Securities and Exchange Commission ("Commission") under the Investment Company Act of 1940, as amended ("1940 Act") as an open-end, management investment company;

         WHEREAS, the Adviser is registered with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and engages in the business of acting as an investment adviser;

         WHEREAS, the Sub-Adviser is also registered with the Commission under the Advisers Act as an investment adviser and engages in the business of acting as an investment adviser;

         WHEREAS, the Adviser and the Trust have entered into an Investment Advisory Agreement (the "Investment Advisory Agreement"), pursuant to which the Adviser acts as investment adviser with respect to the Funds; and

         WHEREAS, pursuant to such Investment Advisory Agreement, the Adviser, with the approval of the Trust, wishes to retain the Sub-Adviser for purposes of rendering advisory services to the Adviser and the Trust in connection with the Funds upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed between the parties hereto as follows:

         1. Appointment of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser or co-investment sub-adviser with respect to the Funds, under the supervision of the Adviser and subject to the policies and control of the Trust's Board of Trustees, and the Sub-Adviser hereby accepts such appointment, all subject to the terms and conditions contained herein.

         2. Services of Sub-Adviser. Subject to the oversight and supervision of the Adviser and the Trust's Board of Trustees, the Sub-Adviser will provide a continuous investment program for the Funds, including investment research and management with respect to all equity securities and investments; provided, however, that with respect to Nations Asset Allocation

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Fund, the Sub-Adviser will manage such Fund's equity investments, as a percentage of such Fund as may be determined from time-to-time by Banc of America Capital Management, Inc. (formerly TradeStreet Investment Associates, Inc.). Pursuant to the foregoing, the Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Funds. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for the Funds by the Adviser, the Funds' investment objectives, strategies and restrictions as stated in the Funds' prospectuses and statement of additional information, the operating policies and procedures of the Funds, and resolutions of the Trust's Board of Trustees.

                  The Sub-Adviser further agrees that it will:

                  (a) Provide information to the Funds' accountant for the purpose of updating the Funds' cash availability throughout the day as required;

                  (b) Maintain historical tax lots for each portfolio security held by the Funds;

                  (c) Transmit trades to the Trust's custodian for proper settlement in accordance with the Trust's procedures and as may be directed by the Trust or the Adviser;

                  (d) Maintain all books and records with respect to the Funds that are required to be maintained under Rule 31a-l(f) under the 1940 Act;

                  (e) Supply the Adviser, the Trust and the Trust's Board of Trustees with reports, statistical data and economic information as requested; and

                  (f) Prepare a quarterly broker security transaction summary and, if requested in advance, monthly security transaction listing for the Funds.

         3. Control by Board of Trustees. As is the case with respect to the Adviser under the Investment Advisory Agreement, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser with respect to the Trust, shall at all times be subject to any directives of the Board of Trustees of the Trust.

         4. Other Covenants. In carrying out its obligations under this Agreement, the Sub-Adviser agrees that it:

                  (a) will comply with all applicable Rules and Regulations of the Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law, including but not limited to the 1940 Act and the Advisers Act;

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                  (b)   will use the same skill and care in providing such
                        services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                  (c) will not make loans to any person to purchase or carry Fund shares;

                  (d) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker/dealer to execute a particular transaction, the Sub-Adviser may also consider any brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its clients, including the particular Fund and to the Trust. In addition, the Sub-Adviser is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Sub-Adviser or the Trust's principal underwriter), provided that the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser or the Trust's principal underwriter for the Funds or an affiliated person of either acting as principal or broker, except as permitted by the Commission or applicable law;

                  (e) will adhere to the policies and procedures of the Trust adopted on behalf of the Funds;

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                  (f)   will maintain a policy and practice of conducting its
                        investment advisory services hereunder independently of the commercial banking operations of its affiliates. In making investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer (or related supporting institution) of securities proposed for purchase or sale for the Fund's account are customers of the commercial departments of its affiliates;

                  (g) will use reasonable efforts to perform its duties and obligations under this Agreement without: (a) any failure of its computer systems, or those used by it in the performance of its duties hereunder, properly to record, store, process, calculate or present calendar dates falling on and after, and time spans including, September 9, 1999, January 1, 2000 or February 29, 2000 (the "Subject Dates") as a result of the occurrence, or use of data containing any such Subject Dates; (b) any failure of its computer systems, or those used by it in the performance of its duties hereunder, to calculate any information dependent on or relating to dates on or after the Subject Dates; or (c) any loss of functionality or performance with respect to the maintenance of records or processing of data containing dates falling on or after the Subject Dates ((a), (b), and (c) above shall be referred to as "Y2K Failures"). Notwithstanding the above, the Sub-Adviser shall not be liable for any Y2K Failures caused by Y2K Failures in a third party system with which the Sub-Adviser interfaces or from which the Sub-Adviser receives data in connection with the performance of its duties hereunder; and

                  (h) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

         5. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

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         6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Adviser or the Trust any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         7. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Funds.

         8. Compensation. Except as provided in Section 9 of this agreement, for the services provided to each Fund and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor, a fee for that Fund determined in accordance with
Schedule I attached hereto. The Adviser and the Sub-Adviser may, from time to time, agree to reduce, limit or waive the amounts payable hereunder with respect to one or more Funds for such period or periods they deem advisable. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Fund with respect to compensation under this Agreement.

         9. Escrow of Fees. During the period of time commencing on the effective date of the Agreement, and continuing until the earlier of: (a) such time as an investment sub-advisory agreement among the Adviser, Chicago Equity Partners Corporation, and Nations Reserves is approved by a majority of the outstanding voting securities of the Fund (the "New Investment Sub-Advisory Agreement"); or (b) the 150th day following the termination of the investment sub-advisory agreement dated May 21, 1999 among NationsBanc Advisors, Inc., Chicago Equity Partners Corporation and Nations Institutional Reserves (the "Prior Investment Sub-Advisory Agreement"), the fees payable to the Sub-Adviser under the Agreement shall be paid into an interest-bearing escrow account (the "Account") which shall be maintained by an escrow agent. Such escrow agent shall be the custodian to the Funds or another bank that shall not be an affiliated party (as defined in the 1940 Act) of any of the parties hereto. All amounts paid into the Account (including interest earned on such moneys) may be paid to the Sub-Adviser only upon the approval, by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), of the New Investment Sub-Advisory Agreement. In the event that the shareholders of the Fund fail to approve the New Investment Sub-Advisory Agreement prior to the earlier of the date specified in subpart (b) above, all moneys in the Account shall be paid to the Fund less any amounts to be paid to the Sub-Advisor which shall be the lesser of: (1) any costs incurred in performing the Agreement (plus interest earned on such amount); or (2) the total amount of moneys in the Account (plus interest earned). All parties hereto expressly acknowledge that the escrow agent may release the moneys in the Account only upon receipt of a certificate from an officer of the Trust (who shall not be an interested person of the Sub-Adviser (as defined in the 1940 Act) stating that the moneys are to be delivered to the Sub-Adviser and that the New Investment Sub-Advisory Agreement has been approved by a majority of the

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outstanding voting securities of the Fund (as defined in the 1940 Act) or, in the event that the shareholders of the Fund failed to approve the New Investment Sub-Advisory Agreement prior to the earlier of the date specified in subpart (b) above, that the moneys in the Account are to be delivered to the Fund.

         10. Liability of Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         11. Duration and Termination. This Agreement shall become effective upon the termination date of the Prior Investment Sub-Advisory Agreement, and shall continue in effect until the earlier of: (a) such time as the New Investment Sub-Advisory Agreement is approved by a majority of the outstanding voting securities of the Fund; or (b) the 150th day following the termination of the Prior Investment Sub-Advisory Agreement.

         Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the particular Fund) on not more than ten (10) calendar days' written notice to the other parties to this Agreement, or by the Sub-Adviser or Adviser on sixty (60) days' written notice to the other parties to this Agreement. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement will immediately terminate in the event of its assignment. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

         12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement affecting a Fund shall be effective until approved by vote of a majority of the outstanding voting securities of such Fund. However, this shall not prevent the Sub-Adviser from reducing, limiting or waiving its fee.

         13. Release. The names "Nations Reserves" and "Trustees of Nations Reserves" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated January 22, 1990, which is hereby referred to and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Nations Reserves" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the property belonging to such class for the enforcement of any claims against the Trust.

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         14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and shall be governed by Delaware law.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                      NATIONS RESERVES
                                      on behalf of the Funds

                                      By:  /s/ A. Max Walker
                                           -------------------------------
                                           A. Max Walker
                                           President and Chairman of
                                           the Board of Trustees

                                      BANC OF AMERICA ADVISORS, INC.

                                      By:  /s/ Robert H. Gordon
                                           -------------------------------
                                           Robert H. Gordon
                                           President

                                      CHICAGO EQUITY PARTNERS LLC

                                      By:  /s/ James D. Miller
                                           -------------------------------
                                           James D. Miller
                                           President

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                                   SCHEDULE I


         The Adviser shall pay the Sub-Adviser as, full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund under the Sub-Adviser's management:

                                                                 Rate of
                     Fund                                     Compensation
                     ----                                     ------------

   Nations Asset Allocation Fund (equity portion)                 0.25%


Approved: March 2, 2000

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